As filed with the Securities and Exchange Commission on April 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digi Power X Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	7379	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

110 Yonge Street, Suite 1601, Toronto, Ontario, M5C 1T4

(818) 280-9758

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Mark D. Wood	Dennis Peterson
Alyse A. Sagalchik	Peterson McVicar LLP
Katten Muchin Rosenman LLP	110 Yonge Street, Suite 1601
525 W. Monroe Street	Toronto, ON M5C 1T4
Chicago, IL 60661	(647) 259-1790
(312) 902-5200

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the final short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in respect of any sales pursuant to an “at the market” distribution as contemplated by National Instrument 44-102 – Shelf Distributions.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

The securities offered under this short form prospectus have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States of America or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the U.S. Securities Act) unless exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws are available. This short form prospectus does not constitute an offer to sell or a solicitation or an offer to buy any of the securities offered hereby within the United States or to, or for the benefit of, U.S. persons. See “Plan of Distribution”.

Information contained herein is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Digi Power X Inc. at 110 Yonge Street, Suite 1601, Toronto, ON, M5C 1T4, (telephone: (647) 259-1790), and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	April 14, 2025

DIGI POWER X INC.

US $250,000,000

Subordinate Voting Shares
Warrants
Subscription Receipts
Units
Debt Securities
Share Purchase Contracts

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Digi Power X Inc. (the “Company”, “DGX”, “we” or “our”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$250,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The subordinate voting shares of the Company (“SV Shares”) are listed for trading on the TSX Venture Exchange (the “TSXV”) under the trading symbol “DGX” and on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “DGXX”. On April 11, 2025, being the last complete trading day prior to the date hereof, the closing price of the SV Shares on the TSXV and Nasdaq was C$1.40 and US$0.96, respectively.

Unless otherwise specified in an applicable prospectus supplement, warrants, subscription receipts, units, debt securities and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Company’s securities, other than the SV Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of the Company’s securities, other than the SV Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Company’s securities and the extent of issuer regulation. See “RISK FACTORS”.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. Prospective purchasers should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult their own tax advisor with respect to their own particular circumstances.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

This prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will, except in respect of any sales pursuant to an “at-the-market” distribution as contemplated by National Instrument 44-102 – Shelf Distributions (“NI 44-102”), be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. Prospective purchasers should read this prospectus and any applicable prospectus supplement carefully before investing in any securities issued pursuant to this prospectus. The Company, or any Selling Securityholders (as defined hereinbelow), may offer and sell the Securities (as defined hereinbelow) to or through underwriters purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company from time to time.

The sale of SV Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market” distributions as contemplated by NI 44-102 and as permitted by applicable law, including sales made directly on the TSXV, Nasdaq, or other existing trading markets for the Securities, and as set forth in a prospectus supplement for such purpose. See “PLAN OF DISTRIBUTION”.

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Company’s securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds the Company expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. Prospective purchasers should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “RISK FACTORS” and “SECONDARY OFFERING BY SELLING SECURITYHOLDERS”.

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of SV Shares, the number of SV Shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the offering price, the designation, number and terms of the SV Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for SV Shares, debt securities or warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; (v) in the case of units, the designation, number and terms of the SV Shares, warrants, subscription receipts, share purchase contracts or debt securities comprising the units; and (vi) in the case of share purchase contracts, whether the share purchase contracts obligate the holder to purchase or sell or both purchase and sell SV Shares, whether the share purchase contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the share purchase contracts are to be settled by delivery, any provisions relating to the settlement of the share purchase contracts, the date or dates on which the sale or purchase must be made, whether the share purchase contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the share purchase contracts. Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. One or more securityholders of the Company may also offer and sell Securities (as defined hereinbelow) under this prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “SECONDARY OFFERING BY SELLING SECURITYHOLDERS”.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. The Company’s subsidiaries, namely Digihost International, Inc. and US Data Centers, Inc., are incorporated under laws of the State of Delaware, and some of the Company’s directors and officers, namely Michel Amar, Alec Amar, Adam Rossman, Gerard Rotonda, Dennis Elsenbeck and Paul Ciullo, reside outside of Canada and have appointed the Company at its registered office set forth below (see “AGENT FOR SERVICE OF PROCESS”) as their agent for service of process in Canada.

Name of Person	Name and Address of Agent
Michel Amar	Digi Power X Inc.
Alec Amar	595 Howe St., 10th Floor
Adam Rossman	Vancouver, BC V6C 2T5
Gerard Rotonda
Dennis Elsenbeck
Paul Ciullo

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of a foreign country, that some or all of the underwriters or experts that may be named in the registration statement on Form F-10 that includes this prospectus (the “Registration Statement”) may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Any offering made pursuant to this prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The Company’s registered office is located at 595 Howe St., 10th Floor, Vancouver, BC V6C 2T5 and the Company’s head office is located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. The Company has not authorized anyone to provide investors with different information. Information contained on the Company’s website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. The Company will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The Company has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Company is not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. The purchaser should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of the Company’s securities pursuant thereto. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Company has not independently verified such information, and the Company does not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” are to U.S. dollars and references to “C$” or “$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain US dollar amounts into Canadian dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “DGX” or the “Company”, refer to Digi Power X Inc. together, where context requires, with its subsidiaries and affiliates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information contained in this prospectus and the documents incorporated herein by reference constitute “forward-looking information” under Canadian securities laws and “forward-looking statements” under U.S. securities laws (collectively “forward-looking statements”). Such forward-looking statements include, but are not limited to:

●	the expectations concerning performance of the Company’s business and operations;

●	the intention to grow the Company’s business and operations;

●	the Company’s growth strategy and opportunities;

●	the treatment of the Company under government regulatory and taxation regimes;

●	the future price of cryptocurrencies, such as Bitcoin and the other types of digital assets which the Company and its subsidiaries may earn, hold and trade;

●	the Company’s intended use of net proceeds from the sale of its securities;

●	the number of securities the Company intends to issue;

●	the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

●	the liquidity and market price of the SV Shares;

●	the Company’s expectations regarding the sufficiency of its capital resources and requirements for additional capital;

●	litigation risks;

●	currency fluctuations

●	risks related to debt securities;

●	risks related to the decrease of the market price of the SV Shares if the Company’s shareholders sell substantial amounts of SV Shares;

●	risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;

●	the absence of a market through which the Company’s securities, other than SV Shares, may be sold; and

●	changes to governmental laws and regulations;

●	effects of new or existing global pandemics;

●	effects of new or existing global economic trade issues;

●	risks around ensuring efficient use of space and energy to reduce costs;

●	risks around achieving Tier 3 compliance;

●	the plans for and progress of the Company’s planned data centers.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe”, “future”, “continue” or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct. Such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

The forward-looking statements are based on what the Company believes are reasonable assumptions, including the assumptions set out in the 2024 Annual Report (as defined below), management’s discussion and analysis and certain press releases of the Company, which are available under the Company’s SEDAR+ profile at www.sedarplus.ca or in the United States through EDGAR, the SEC’s website, at www.sec.gov/EDGAR.

Inherent in forward-looking statements are risks, uncertainties and other factors, many of which are beyond the Company’s ability to predict or control, that could cause outcomes and results to differ materially from those expressed in the forward-looking statements, including those described under the heading “RISK FACTORS” in this Prospectus and the other risk factors described in the documents incorporated by reference in this Prospectus.

Additional information on these and other factors is discussed under the heading “RISK FACTORS” in this prospectus and in the documents incorporated by reference herein including in the 2024 MD&A (as defined herein) under the heading “Risks and Uncertainties” and in the 2024 Annual Report (as defined herein) under the heading “Risk Factors”, as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with or furnished to the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of DGX at 110 Yonge Street, Suite 1601, Toronto, ON M5C 1T4 Attn: Paul Ciullo or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”), at www.sedarplus.ca, or in the United States through EDGAR at the website of the SEC at www.sec.gov/EDGAR. The filings of the Company available on the Company’s website, SEDAR+ and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this short form base shelf prospectus:

●	the Company’s annual report on Form 20-F for the year ended December 31, 2024, filed on March 31, 2025 (the “2024 Annual Report”);

●	the Company’s audited consolidated financial statements for the years ended December 31, 2024 and 2023;

●	the Company’s management’s discussion and analysis for the year ended December 31, 2024 (the “2024 MD&A”);

●	the information circular dated September 23, 2024 with respect to the annual general meeting of the Company’s shareholders (the “Shareholders”) held on October 28, 2024;

●	the material change report dated January 2, 2025 relating to the announcement of the Company’s unaudited comparative Bitcoin production results for the month ended December 31, 2024, combined with an operations update;

●	the material change report dated January 31, 2025 relating to the announcement of a private placement of the Company’s equity securities for gross proceeds of up to US$5.35 million, comprised of up to 2,026,516 SV Shares and up to 1,013,258 warrants to acquire SV Shares, at a combined purchase price of US$2.64;

●	the material change report dated February 3, 2025 relating to the Company’s monthly production update for January 2025;

●	the material change report dated February 7, 2025 relating to the announcement that the Company has closed its previously announced private placement of its equity securities;

●	the material change report dated February 11, 2025 relating to the announcement that the Company launched a wholly-owned subsidiary, US Data Centers, Inc., dedicated to the development of high-performance computing (“HPC”) and artificial intelligence (“AI”)-focuses data centers;

●	the material change report dated March 3, 2025 relating to the Company’s monthly production update for February 2025;

●	the material change report dated March 4, 2025 relating to the announcement of the Company’s name change from “Digihost Technology Inc.” to “Digi Power X Inc.”;

●	the material change report dated March 5, 2025 relating to the announcement of the restatement of the Company’s audited financial statements for the years ended December 31, 2023 and 2022 and the management discussion and analysis thereon;

●	the material change report dated March 31, 2025 relating to the Company’s audited financial results for the year ended December 31, 2024; and

●	the material change report dated April 1, 2025 relating to the Company’s monthly production update for March 2025.

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus (“Form 44-101F1”) filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this short form base shelf prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, solely if and to the extent expressly provided in such report).

A prospectus supplement containing the specific terms of any offering of the Company’s securities will be delivered to purchasers of the Company’s securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company’s securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon the Company’s filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all unaudited condensed interim consolidated financial statements, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of the Company’s securities under this prospectus. Upon unaudited condensed interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the duration of this prospectus, all unaudited condensed interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new unaudited condensed interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon a new annual information form being filed by the Company with the applicable securities regulatory authorities during the term of this prospectus for which the related annual comparative consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by the Company and incorporated by reference into this prospectus, such business acquisition report shall no longer be deemed to be incorporated into this prospectus for the purpose of future offers and sales of the securities hereunder. Upon a new information circular of the Company prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this prospectus, the previous information circular of the Company, if prepared in connection with solely an annual general meeting of the Company, shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

References to the Company’s website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Year ended December 31, 2024	Year ended December 31, 2023
	(expressed in Canadian dollars)
High	1.4416	1.3875
Low	1.3316	1.3128
Average	1.3698	1.3497
Closing	1.4389	1.3226

On April 11, 2025, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3890.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this prospectus forms a part: (1) the documents listed under “DOCUMENTS INCORPORATED BY REFERENCE”; (2) the consent of Davidson & Company LLP; (3) the consent of Raymond Chabot Grant Thornton LLP; (4) powers of attorney from certain of the Company’s directors and officers; and (5) the forms of senior and subordinated indenture relating to the debt securities.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be obtained on EDGAR at the SEC’s website: www.sec.gov/EDGAR.

The Company has filed with the SEC the Registration Statement with respect to the Securities. This prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov/EDGAR.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “RISK FACTORS”, as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated in the Province of British Columbia on February 18, 2017 under the Business Corporations Act (British Columbia) under the name “Chortle Capital Corp.” The Company changed its name on September 18, 2017 to “HashChain Technology Inc.” Following the RTO with Digihost International Inc., which closed on February 14, 2020, the Company changed its name to Digihost Technology Inc. The Company changed its name on March 6, 2025 to “Digi Power X Inc.”

The Company’s head office is located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127 and the Company’s registered office is located at 595 Howe St, 10th Floor, Vancouver, BC, V6C 2T5.

The Company’s SV Shares are listed for trading on the TSXV under the trading symbol “DGX” and on Nasdaq under the trading symbol “DGXX”

Subsidiaries

The table below lists the principal subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
Digihost International, Inc.	State of Delaware, U.S.	Computer and electrical equipment
US Data Centers, Inc.	State of Delaware, U.S.	None – in development
World Generation X, LLC	State of Delaware, U.S.	Power plant and ancillary machinery needed for operation of plant

Summary Description of the Business

The primary business of the Company is the development and operation of digital infrastructure assets across North America, primarily focused on digital currency mining and also a supplier of energy through its 60MW natural gas fired power plant in North Tonawanda, NY. The power plant currently operates as a peaker plant, providing the grid with electrical power in times of peak demand. The Company operates a fleet of proprietary Bitcoin mining machines, as well as hosts Bitcoin mining clients, across its portfolio of three mining facilities, located in Buffalo and North Tonawanda in upper New York State as well as a facility in Columbiana, Alabama.

The Company receives digital currencies from “mining”. “Mining” is a process whereby “miners”, which are specialized computers with high amounts of computational processing power, compete to solve “blocks”, which are digital files where digital currency transactions are recorded on the blockchain. A miner that verifies and solves a new block is awarded newly-generated quantity of coins, an amount which is usually proportional to the miner’s contributed hashrate or work, (plus a small transaction fee) as an incentive to invest their computer power, as mining is critical to the continuing functioning and security of the networks on which digital currencies operate on.

A “Mining Pool” is a service operated by a mining pool operator that pools the resources of individual miners to share their processing power over a network. The Company participates in a Mining Pool that pays Bitcoin rewards utilizing a “Full-Pay-Per-Share” payout of Bitcoin based on a contractual formula, which calculates payout primarily based on the hashrate provided by the Company to the Mining Pool as a percentage of total network hashrate of the Mining Pool, along with other inputs. The Company is entitled to consideration even if a block is not successfully placed by the Mining Pool operator. The Company transitioned its mining operations completely to Mining Pool participation in 2022, which it utilized for the years ended December 31, 2023 and 2024.

The Company has three mining facilities located in Buffalo, New York, North Tonawanda, New York and Columbiana, Alabama. The Company’s site in North Tonawanda is a 60 MW combined cycle plant with 1.2 EH of current operating hashrate. The Company’s site in Buffalo is an 18.7 MW utility powered site with an operating hashrate of 500 PH. The Company’s site in Alabama is a 22MW utility powered site with an operating hashrate of 500 PH. Through its subsidiary, the Company is developing its facility in Columbiana, Alabama into a 55-MW Tier 3 data center, which will be designed to support next generation AI and HPC workloads upon its completion. The Company’s facilities are strategically located in diverse geographic locations to minimize risk.

In describing of the business of the Company in this short form base shelf prospectus:

“Bitcoin” shall refer to a decentralized digital currency that is not controlled by any centralized authority (e.g. a government, financial institution or regulatory organization) that can be sent from user to user on the Bitcoin network without the need for intermediaries to clear transactions. Transactions are verified through the process of Mining and recorded in a public ledger known as the Blockchain. Bitcoin is created when the Bitcoin network issues Block Rewards through the Mining process;

“Block Reward” shall refer to the new Bitcoins that are awarded by the Blockchain network to eligible cryptocurrency Miners for each block they successfully mine. The current block reward is 3.125 Bitcoin per block;

“Blockchain” shall refer to a cloud-based public ledger that exists on computers that participate on the network globally. The Blockchain grows as new sets of data, or ‘blocks’, are added to it through Mining. Each block contains a timestamp and a link to the previous block, such that the series of blocks form a continuous chain. Given that each block has a separate hash and each hash requires information from the previous block, altering information an established block would require recalculating all the hashes on the Blockchain which would require an enormous and impracticable amount of computing power. As a result, once a block is added to the Blockchain it is very difficult to edit and impossible to delete;

“Hash” shall refer to a function that converts or maps an input of letters and numbers into an encrypted output of a fixed length, which outputs are often referred to as hashes. A hash is created using an algorithm. The algorithm used in the validation of Bitcoin transactions is the SHA-256 algorithm;

“Hashrate” shall refer to a measure of mining power whereby the expected income from mining is directly proportional to a miners hashrate normalized by the total hashrate of the network;

“Hosting” means the commercial activity whereby a host company rents space, for a fee that is often based on a price per kWh, to host Bitcoin mining machines, to other companies;

“kW” shall refer to a kilowatt, which in the industry of cryptocurrency mining, is typically a reference to the number of kilowatts of electricity per hour that is available for use;

“Mining” shall refer to the process of using Miners to provide the service of verifying and validating cryptographic blockchain transactions and being rewarded with cryptocurrency in return for such service; and

“MW” shall refer to a megawatt, which is 1,000 kilowatts of electricity and, in the industry of cryptocurrency mining, is typically a reference to the number of megawatts of electricity that is available for use; and

“Network Difficulty” is a measure of how difficult it is to solve the cryptographic Hash that is required to validate a block of transactions and earn a cryptocurrency reward from Mining.

Operations

At March 31, 2025, the Company had estimated negative net working capital of $3 million.

The Company’s cash operating expenditures are estimated to be approximately $40 million for the next 12 months, or about $3.3million per month based on approximately $2.9 million per month for electricity, power plant operations and hosting costs for the Company’s existing operations in Buffalo, North Tonawanda and Columbiana; cash compensation expense of approximately $0.208 million per month based on existing employees at current compensation rates; and the balance for recurring professional fees and other ongoing general and administrative expenses of approximately $0.208 million per month. Offsetting the impact to the Company’s working capital of the cash operating expenditures is the generation of Bitcoin from operations. In the most recently completed month, March 2025, the Company’s self-mining and colocation clients generated 37 Bitcoin with value at March 31, 2025, of approximately $4.0 million, along with revenues from the sale of energy of approximately $0.8 million. The Company’s existing operations are funding current operational activities and will allow it to continue operations for the foreseeable future, under current Bitcoin price and Network Difficulty conditions. As described under “USE OF PROCEES”, the Company’s planned capital expenditures over the next 18 months are anticipated to be in the range of approximately $15.0 million to $25.0 million, which exceeds the Company’s current working capital position and expected contributions to working capital from the Company’s existing operations. In the absence of additional financing, the Company will be unable to pursue certain growth targets, milestones and business objectives, as described under “USE OF PROCEEDS – Business Objectives and Milestones”.

In 2024, the Company received proceeds of approximately US$18.4 million through the sale of 286 Bitcoin. In addition to the foregoing and the proceeds of any financing pursuant to this prospectus, the Company intends to finance its business objectives from equipment finance debt facilities from existing and new lenders to the Company as well as borrowing against, or if necessary, liquidating, its Bitcoin inventory. Liquidating or borrowing against the Company’s Bitcoin inventory will not impact the Company’s operating activities and its revenue stream from ongoing Mining operations.

Additional information regarding the business of the Company and its mining operations can be found in the 2024 Annual Report under the heading “ITEM 4. Information on the Corporation” and the 2024 MD&A, all of which are incorporated by reference herein. The Company’s operating and maintenance expenses are comprised of electricity to power its computing equipment as well as cooling and lighting and other aspects of operating computer equipment. Other site expenses include leasing costs for the facilities, personnel salaries, internet access, equipment maintenance and software optimization, and facility security, maintenance and management.

Custodial services for digital currencies

The Company holds the majority of its mined digital currencies through an arm’s-length intermediary company, being Gemini Trust Company, LLC (“Gemini”). Gemini is not a related party of the Company. As of the date of this prospectus, Gemini is only responsible for safeguarding the cryptocurrency assets as of the Company, however Gemini has the infrastructure to process cryptocurrency asset payments and the Company may use Gemini to sell digital currencies should the Company elect to do so. The Company is not aware of anything with regards to Gemini’s operations that would adversely affect the Company’s ability to obtain an unqualified audit opinion on its audited financial statements.

As at December 31, 2024, the Company held its full inventory of cryptocurrency assets with Gemini. The Company has chosen to hold its full inventory of Company’s cryptocurrency assets with Gemini due to its track record in the industry. Gemini is a New York trust company regulated by the New York State Department of Financial Services and is the foreign equivalent of a Canadian financial institution (as that term is defined in National Instrument 45-106 – Prospectus Exemption). Gemini is a qualified custodian under New York Banking Law and is licensed by the State of New York to custody digital assets. Gemini has not appointed a sub-custodian to hold any of the Company’s cryptocurrencies. Gemini has US$100 million in cold storage insurance coverage backing its digital asset custody, one of the highest levels of regulatory certifications in the market and US$25 million in hot storage insurance. Although the Company has historically utilized both cold and hot storage for its digital crypto assets with Gemini, the Company currently holds all its cryptocurrencies custodied with Gemini in hot storage. The Company has conducted due diligence on Gemini and has not identified any material concerns. It routinely reviews and verifies its asset balances on public blockchain explorers. Management of the Company is not aware of any security breaches or other similar incidents involving Gemini which resulted in lost or stolen cryptocurrency assets. In the event of an insolvency or bankruptcy of Gemini, the Company would write off as losses any unrecoverable cryptocurrency assets.

In order to monitor Gemini, the Company relies on system and organization controls provided by a SOC 2 Type II report, which was undertaken by Deloitte & Touche LLP, an independent audit firm. SOC 2 Type II certification and report are viewed as instrumental in providing verification to third parties that appropriate controls have been put in place to safeguard the Company’s cryptocurrency assets, specifically as it relates to having strict security and data protection processes and protocols.

In general, a SOC 2 Type II certification is issued by an outside auditor and evaluates the extent to which a vendor complies with five trust principles based on the systems and processes in place. These five principles include the following:

●	“Security”, which addresses the safeguarding of system resources and assets against unauthorized access;

●	“Availability”, which addresses the accessibility of the system as stipulated by the applicable service agreement between vendor and customer;

●	“Processing Integrity”, which addresses whether or not a system achieves its purpose;

●	“Confidentiality”, which addresses whether access and disclosure of data is restricted to a specified set of persons or organizations; and

●	“Privacy”, which addresses the system’s collection, use, retention, disclosure and disposal of personal information in conformity with an organization’s privacy notice.

The Company has elected to use Gemini as its sole custodian as Gemini compiles documented controls that can be provided to the Company, such as the SOC 2 Type II certification. The Company reviews the SOC 2 Type II report to ensure it maintains a secure technology infrastructure and the security systems designed to safeguard cryptocurrency assets are operating effectively. To date, the Company has not identified any material concerns based on its review of the SOC 2 Type II report.

On occasion, to mitigate third-party risk, the Company will hold a portion of its digital currencies in cold storage solutions that are not connected to the internet. The Company’s digital assets that are held in cold storage are stored in safety deposit boxes at a bank branch. The wallets in which the Company stores its cryptocurrency assets are not multi-signature wallets; however, the Company secures the 24- word seed phrase, which facilitates recovery of the wallets should the wallets become lost, stolen or damaged, by partitioning the seed phrase in multiple parts, and securing each part in a separate location. Each part of the seed phrase is stored in either a safe or safety deposit box, The Company replicates this security protocol by taking the same 24-word seed phrase, partitioning this into several parts and storing each part in a secure location in a separate safe or safety deposit box than was used for the first copy of the seed-phrase. This duplication ensures that the digital currencies held via cold storage solutions will be recoverable by the Company, should the Company’s cold-wallets become lost, stolen or damaged. As of September 30, 2023, all of the Company’s cryptocurrency assets were held in its Gemini wallets.

Gemini maintains insurance coverage for the cryptocurrency held on behalf of the Company in its online hot wallet. The Company is in the process of looking to insure the remainder of its mined digital currency. Given the novelty of digital currency mining and associated businesses, insurance of this nature is generally not available, or is uneconomical for the Company to obtain, which leads to the risk of inadequate insurance cover. Further information regarding the Company and its business is set out in the 2024 Annual Report and 2024 MD&A, all of which are incorporated by reference herein.

Tier 3 Data Center

On February 11, 2025, the Company announced that it had launched a subsidiary, US Data Centers, Inc., which will be dedicated to the development of HPC and AI-focused data centers. Through the subsidiary, the Company plans to complete the transformation of the Company’s facility in Columbiana, Alabama into a Tier 3 data center designed to support next-generation AI and HPC workloads. The project is planned to be executed in two phases, with a total aggregate planned capacity of 55MW. The first phase is expected to result in 22MW of HPC capacity, with a target completion date during the second quarter of 2026 and requiring planned capital expenditures of approximately US$176 million. Following completion of the first phase, the Company will commence a second phase, which will consist of an additional 33MW, with a target completion date during the first quarter of 2027 and requiring planned capital expenditures of approximately US$264 million.

Previous Financings

2022 At-the-market Financing

The Company previously entered into an at-the-market offering agreement dated March 4, 2022 (the “2022 ATM Agreement”) with H.C. Wainwright & Co., LLC (“HCW”) as agent, pursuant to which the Company established an at-the-market equity program (the “2022 ATM Program”). Pursuant to the 2022 ATM Program, the Company was able to, at its discretion and from time-to time during the term of the 2022 ATM Agreement, sell, through HCW, Common Shares in accordance with the 2022 ATM Agreement. The 2022 ATM program expired in March 2024.

2024 Bitcoin Halving

Impact of the 2024 Bitcoin Halving

The 2024 Bitcoin Halving reduced the block reward from 6.25 BTC to 3.125 BTC. All things being equal, this has decreased the amount of Bitcoin a Miner earns for the same amount of computational effort, which could lead to reduced revenue unless it is offset by at least the following factors: (i) a rise in Bitcoin’s price; (ii) a decrease in the Network Difficulty; and (iii) an increase in network transaction fees.

Increased usage of the Bitcoin network could result in higher transaction fees, which miners earn in addition to block rewards; this could partially offset the reduced block rewards. Reduced revenue from mining could decrease the Company’s operating cash flow.

The Company generated 69 Bitcoin in the quarter ended June 30, 2024 compared to 145 Bitcoin in the quarter ended March 31, 2024, which management believes was primarily a result of the 2024 Bitcoin Halving. For the 90 days immediately preceding April 20, 2024 (being the date of the 2024 Bitcoin Halving), the Bitcoin network had an average Network Difficulty of approximately 80.1 trillion and an average price of approximately US$58,566; for the 90 days immediately following April 20, 2024, the Bitcoin network had an average Difficulty of approximately 83.8 trillion and an average price of approximately US$64,301.1 The Company is continuing to assess all of the impacts of the 2024 Bitcoin Halving.

Potential Impact of the Anticipated 2028 Bitcoin Halving on the Company’s Strategy and Financial Performance

The 2028 halving will further reduce block rewards to 1.5625 BTC. As was the case for the 2024 Bitcoin Halving, the Company’s financial performance will heavily depend on the prevailing Bitcoin market price, Network Difficulty, and transaction fees. All other things being equal, upon the 2028 Bitcoin Halving, Bitcoin price appreciation or a rise in transaction fees would be necessary to maintain or improve revenue levels. However, in the event that the Bitcoin price increases, it is expected that Network Difficulty will also increase, which would negatively impact revenues. Mining of Bitcoin is subject to very low barriers to entry. Bitcoin mining machines are readily available to both large-scale commercial operations and individual purchasers. Operators need only monitor the prevailing Bitcoin price, Network Difficulty, and their cost of energy (plus the fixed cost of hardware) in order to determine whether it is profitable to conduct mining operations, all tasks which are easily automated. Consequently, the Company anticipates that the industry will be subject to continued fierce competition.

By 2028, the Company is expecting to diversify its operations into industry segments other than cryptocurrency mining in order to mitigate some of the risks associated with the 2028 Bitcoin Halving. This could include direct and/or indirect investment into HPC and AI computing and offering traditional data center services.

SECONDARY OFFERING BY SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by or for the account of Selling Securityholders. The prospectus supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

●	the name or names of the Selling Securityholders;

●	the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

●	the number or amount of Securities being distributed for the account of each Selling Securityholder;

●	the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

●	whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

●	if the Selling Securityholder purchased any of the Securities in the 24 months preceding the date of the applicable prospectus supplement, the date or dates the Selling Securityholder acquired the Securities;

●	if the Selling Securityholder acquired any of the Securities in the 12 months preceding the date of the applicable prospectus supplement, the cost thereof to the Selling Securityholder in aggregate and on an average-cost-per-security basis;

●	if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement; and

●	all other information that is required to be included in the applicable prospectus supplement.

[1]	https://www.blockchain.com/explorer/charts/difficulty.

RISK FACTORS

Investing in the Company’s securities is speculative and involves a high degree of risk due to the nature of the Company’s business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company’s future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company’s securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company’s business, financial condition, results of operations and prospects. You should also refer to the risk factors and other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including the Company’s 2024 Annual Report and the 2024 MD&A and annual financial statements, and the related notes. A prospective purchaser should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company’s business are provided in the annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

General Risk Factors

Development and Growth of Tier 3 Data Center and other Infrastructure Projects

The development of the Company’s Columbia, Alabama facility into a Tier 3 data center and any other development and growth projects that DGX may undertake in the future are and may continue to be subject to execution and capital cost risks, including, but not limited to, risks relating to regulatory approvals; financing and availability of financing; cost escalations; cash flow constraints; construction delays; supply chain constraints; skilled labor and capital constraints; mechanics and other liens; cost reduction plans and strategic reviews. The Tier 3 data center development in particular remains in its preliminary planning stage and it is not yet known what, if any, risks or obstacles may occur during the subsequent planning and construction stages. The occurrence of any of the foregoing risks may have a material adverse effect on the Company, its liquidity and financial condition, its ability to operate, its workforce and its cash flows.

Anticipated 2028 Bitcoin Halving

The “minting” of new Bitcoin is part of the mining process. Each time a block is created, the first transaction in the block issues a certain number of Bitcoin to the miner who created the block. Every 210,000 blocks, or roughly every 4 years, the amount of Bitcoin issued to miners in the transaction is cut in half. This is called “block reward halving” or “halving”. Each halving event may have a potential deleterious impact on the Company’s profitability, as fewer Bitcoin will be rewarded for each new block recorded. Based on the fundamentals of Bitcoin mining and historical data on Bitcoin prices and the Network Difficulty rate after a halving event, it is unlikely that the Network Difficulty rate and price after the halving event would remain at the prevailing level prior to the halving event, when Bitcoin rewards per block are halved; this may offset some of the impact of the halving event. Nevertheless, there is a risk that a future halving event may render the Company unprofitable and unable to continue as a going concern.

The most recent halving event occurred on April 20, 2024 when the block reward decreased from 6.25 Bitcoin to 3.125 Bitcoin, which means that currently there are only 450 newly minted Bitcoin issued per day. Accordingly, the next halving event is expected to occur in 2028 (the “2028 Bitcoin Halving”).

Risks Related to the Offering of Securities

The Company maintains the discretion to use the net proceeds of an offering pursuant to this prospectus and applicable prospectus supplement differently than described herein.

The Company intends to allocate the net proceeds it will receive from an offering under this prospectus as described under the heading “USE OF PROCEEDS” in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described under the heading “USE OF PROCEEDS” in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company’s best interests to do so. The Company’s investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

There is an absence of a public market for certain of the securities being offered under this prospectus.

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units and, unless otherwise specified in the applicable prospectus supplement, the Company does not intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Debt securities issued pursuant to this prospectus and applicable prospectus supplement may be unsecured and the Company’s subsidiaries will not have an obligation to pay amounts due pursuant to any applicable debt securities.

The Company carries on its business through corporate subsidiaries, and the majority of its assets are held in corporate subsidiaries. The Company’s results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Company in the form of loans, dividends or otherwise. Unless otherwise indicated in the applicable prospectus supplement, the Company’s subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions. Unless otherwise indicated in the applicable prospectus supplement, the indentures governing the Company’s debt securities are not expected to limit the Company’s ability or the ability of its subsidiaries to incur indebtedness. Unless otherwise indicated in the applicable prospectus supplement, such indebtedness of the Company’s subsidiaries would be structurally senior to the debt securities. As such, in the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Company to pay its indebtedness, including any debt securities. See “DESCRIPTION OF DEBT SECURITIES”.

Changes in interest rates may affect the market price or value of any debt securities.

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise, and the market price may increase as prevailing interest rates for comparable debt instruments decline.

Fluctuations in foreign currency markets may affect the market price or value of any debt securities.

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

The SV Shares may experience price and volume volatility, and there is no guarantee that an active or liquid market will be sustained for the SV Shares.

In recent years, the securities markets in the United States and Canada, have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company’s shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company’s control nor be a reflection of the Company’s actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

The Company’s actual results may differ from those expressed or implied by the forward-looking statements in this prospectus.

Some statements contained in this prospectus are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of its securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, completing construction on the Company’s data center, repaying indebtedness outstanding from time to time, completing potential acquisitions to expand mining capacity and for other corporate purposes as set forth in the prospectus supplement relating to the offering of the securities. The Company will not receive any proceeds from the sale of any Securities by any Selling Securityholder.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement and will include reasonable detail of the principal purposes of the proposed use of net proceeds in accordance with the requirements of Section 4.2 of Form 44-101F1, as well as the business objectives expected to be accomplished using the net proceeds of such offering and each significant event that must occur to accomplish such business objective, including the cost thereof, in accordance with Section 4.7 of Form 44-101F1. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement. The Company may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

During the financial year ended December 31, 2024, the Company had negative annual cash flow from operations. In the future, the Company expects cash flow from operations to be variable due to the volatile nature of the Bitcoin markets and the price of Bitcoin. In the event the Company continues to experience negative operating cash flow, the Company, among other actions, may reduce expenses or sell assets, particularly Bitcoin, to generate sufficient cash to meet its obligations as they come due. If necessary, the proceeds from the sale of securities may be used to offset any such negative operating cash flow.

As of December 31, 2024, the Company had cash on hand of approximately US$1.7 million and 48 Bitcoin with an approximate value of US$4.5 million for a total of approximately US$6.2 million of cash and Bitcoin. The Company’s planned capital expenditures over the next 18 months are anticipated to be approximately US$15 million to US$25 million. The Company expects to use a majority of the proceeds raised in offerings under this prospectus to expand its diversified Bitcoin mining and data center operations across the United States. The Company estimates it will continue generating positive cash flow from its existing Bitcoin mining and hosting operations for the foreseeable future, and plans to continue to retain some or all of the Bitcoin it mines throughout 2025 and 2026.

The Company anticipates that its existing financial resources, excluding any proceeds raised under this prospectus, will be sufficient to continue its existing Bitcoin mining and hosting operations in Buffalo, North Tonawanda and Columbiana for the foreseeable future. In order to achieve these business objectives, the Company may liquidate or borrow against the Bitcoin that have been accumulated as of the date hereof as well as Bitcoin generated from ongoing operations, which may or may not be possible on commercially attractive terms.

Business Objectives and Milestones

The Company’s business objectives are to increase shareholder value and continue its trajectory towards obtaining greater market share in the Bitcoin mining and data center space, with a focus on HPC and AI primarily powered by green energy.

The following are the milestones set out by the Company as of the date hereof:

1.	Expand the Company’s portfolio of Bitcoin mining hashrate from approximately 2.2 EH/s to 5.0 EH/s in the next 12 months.

The Company plans to complete this goal by procuring additional Bitcoin miners through joint venture and hosting agreements with third parties. The Company’s Bitcoin mining operations currently produce approximately 2.2 EH/s of hashrate across its three facilities in Buffalo, North Tonawanda and Alabama, including 1.9 EH/s through existing hosting agreements. The Company will continue to oversee these operations by providing ongoing machine and site maintenance services, and delivering utilities services to tenants’ machines, including physical security, electricity, and internet connectivity, and will seek out opportunities to add additional joint venture and hosting partners to its portfolio.

2.	Complete phase one of the Company’s Tier 3 data center conversion in Columbiana, Alabama

The Company’s Tier 3 data center conversion project at its Columbiana, Alabama facility is currently in the development stage. The project is planned to be executed in two phases, with a total aggregate planned capacity of 55MW. The first phase is expected to result in 22MW of HPC capacity. The Company anticipates receiving the necessary permits to break ground on the first phase of the project within the next 4-6 months. The Company is actively looking for a JV partner to develop the site and complete the first phase, with an anticipated cost of approximately $6.0-7.0 million per MW.

3.	Complete feasibility study with NANO Nuclear Energy Inc. for the North Tonawanda power plant.

In December 2024, the Company formalized a strategic memorandum of understanding (“MOU”) with NANO Nuclear Energy Inc. (“NANO”). Pursuant to the MOU, the Company will work with NANO on a feasibility study to conduct a detailed assessment of the Company’s North Tonawanda site to evaluate the site’s compatibility with microreactor technology to replace the gas turbines at the power plant and transition to carbon-free energy production. The Company plans to complete the feasibility study in the next 12 months at an anticipated cost of approximately $250k.

4.	Maintain the Company’s treasury management policy of retaining a portion of Bitcoin mined on the Company’s balance sheet indefinitely.

As of the date hereof, the Company’s Bitcoin mining operations produce an aggregate 2.2 EH/s of hashrate. The Company believes that expanding its portfolio of hashrate by approximately 3.7 EH/s through the acquisition and deployment of latest-generation machines at cost-competitive sites would increase the net quantity of Bitcoin produced by the Company’s mining operations, thereby allowing the Company to organically expand its balance sheet Bitcoin holdings.

2022 Business Objectives and Milestones

The following table sets forth the business objective and milestones contemplated by the short form base shelf prospectus dated February 23, 2022, the progress of achieving these milestones, and a comparison of the actual costs spent against the estimated costs, other than those objective and milestones that the Company has previously announced or disclosed as having been completed or achieved.

Business Objective / Milestone	Status	Estimated Costs	Expenditures to Date
Expand the Company’s computing power from 415 PH/s to 3.6 EH/s by the end of 2022	Ongoing, the Company achieved mining capacity of 2.0 EH/s at the end of 2023 and is currently operating at 2.2 EH/s. The Company has revised this target to 5 EH/s by end of 2026.	N/A	$5	M
Complete the acquisition of the 60MW power plant located in the State of New York	Completed	$13.25 million	$20	M
Maintain the Company’s strategy to hold in working capital the crypto currency assets generated from the Company’s mining operations	Ongoing, as of March 31, 2025, 2025, the Company held 54 Bitcoin with an approximate value of US$4.4 million.	N/A	N/	A
Continue to pursue the acquisition of additional power generation facilities to meet the Company’s objective of obtaining access to an additional 100MW of power by the end of 2022	Completed, the Company achieved capacity of 100 MW in 2023.	N/A	$30	M

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Company’s consolidated capitalization which have not been disclosed in this Prospectus or the documents incorporated by reference. The applicable prospectus supplement will describe any material changes, and the effect of such material changes on the share and loan capitalization of the Company that will result from the issuance of securities pursuant to each prospectus supplement.

PRIOR SALES

Information in respect of the Company’s SV Shares issued within the previous twelve-month period, including SV Shares issued upon the exercise of stock options of the Company (“Options”) or the vesting of restricted share units of the Company (“RSUs”) will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The SV Shares are listed and posted for trading on the TSXV under the symbol “DGX” and on Nasdaq under the symbol “DGXX”. Trading price and volume information for the Company’s securities will be provided as required in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If the Company offers debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Overview

The authorized capital of the Company consists of an unlimited number of SV Shares without par value and an unlimited number of proportionate voting shares (“PV Shares”) without par value. As of the date hereof, there are 36,307,870 SV Shares and 3,333 PV Shares issued and outstanding. PV Shares are not available for distribution to the public. PV Shares may be converted into SV Shares at a ratio of 200 SV Shares for every 1 PV Share.

In addition, as of the date of this prospectus, there were: (i) 827,959 SV Shares issuable upon the exercise of outstanding Options at a weighted average exercise price of C$3.34; (ii) 8,160,296 SV Shares reserved for issuance on exercise of 8,160,296 issued and outstanding SV Share purchase warrants of the Company with a weighted average exercise price of C$4.36; and (iii) 2,074,167 SV Shares reserved for issuance upon the vesting of 2,074,167 RSUs for a total of 47,370,292 SV Shares on a fully-diluted basis.

SV Shares

Each holder of SV Shares is entitled to receive notice of and to attend all meeting of shareholders of the Company. Holders of SV Shares are entitled to one (1) vote per SV Share on all matters subject to shareholder vote, voting together as a single class with holders of PV Shares, except as otherwise prohibited by law.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of SV shares will be entitled to participate rateably along with all other holders of SV Shares and PV Shares (on an as-converted to SV Share basis).

The holders of the SV Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu as to dividends and any declaration or payment of any dividend on the SV Shares.

Except as otherwise provided in this prospectus, the SV Shares and PV Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA.

PV Shares

Holders of PV Shares are entitled to receive notice of and to attend all meeting of shareholders of the Company. Holders of PV Shares are entitled to one vote in respect of each SV Share into which such PV Share could ultimately then be converted, which for greater certainty, shall be equal to two-hundred (200) votes per PV Share, on all matters subject to shareholder vote, voting together as a single class with holders of SV Shares, except as otherwise prohibited by law.

Holders of PV Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all PV Shares into SV Shares at the conversion ratio of 200:1) as to dividends and any declaration or payment of any dividend on the SV Shares. No dividend will be declared or paid on the PV Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted basis) on the SV Shares.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of PV Shares will be entitled to participate rateably along with all other holders of PV Shares (on an as-converted to Resulting Issuer Subordinate Voting Share basis) and SV Shares.

Each PV Share is convertible, at the option of the holder thereof at any time after the date of issuance of such share, into fully paid and non-assessable SV Shares as is determined by multiplying the number of PV Shares by the Conversion Ratio. The “Conversion Ratio” is one (1) PV Share is convertible into two-hundred (200) SV Shares.

PV Shares are not available for distribution to the public.

Except as otherwise provided in this prospectus, the PV Shares and SV Shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms “Company” and “DGX” refer only to Digi Power X Inc. without any of its subsidiaries.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective purchasers should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus. Convertible debt securities offered under this prospectus may only be convertible into other securities of the Company.

The Company will deliver, along with this prospectus, an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that the Company will, if any debt securities are distributed under this prospectus and for so long as such debt securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1.

Any prospectus supplement offering guaranteed debt securities will comply with the requirements of Item 12 of Form 44-101F1- Short Form Prospectus or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of National Instrument 41-101 – General Prospectus Requirements.

The debt securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between the Company and a financial institution or trust company authorized to carry on business as a trustee (each, a “Trustee”).

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedarplus.ca.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

●	the designation, aggregate principal amount and authorized denominations of such debt securities;

●	the percentage of principal amount at which the debt securities will be issued;

●	whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

●	the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

●	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

●	the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

●	whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;

●	whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

●	whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

●	the denominations in which the Company will issue any registered and unregistered debt securities;

●	the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of SV Shares or other property;

●	whether payments on the debt securities will be payable with reference to any index or formula;

●	if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

●	whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary (defined below) for the global securities;

●	whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

●	the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

●	any events of default or covenants applicable to the debt securities;

●	any terms under which debt securities may be defeased, whether at or prior to maturity;

●	whether the holders of any series of debt securities have special rights if specified events occur;

●	any mandatory or optional redemption or sinking fund or analogous provisions;

●	the terms, if any, for any conversion or exchange of the debt securities for any other securities of the Company;

●	if applicable, any transfer restrictions in respect of disqualified holders or otherwise;

●	rights, if any, on a change of control;

●	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

●	the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued; whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Original purchasers of debt securities which are convertible into or exchangeable for other securities of the Company will be granted a contractual right of rescission against the Company in respect of the purchase and conversion or exchange of such debt security. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the debt security and the amount paid upon conversion or exchange, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of the Company’s other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (“Participants”). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder’s interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of SV Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

The Company may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by the Company and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. The purchaser should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR+ at www.sedarplus.ca.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario), or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the number of SV Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the SV Shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

●	whether the Company will issue fractional shares;

●	whether the Company has applied to list the equity warrants or the underlying shares on a stock exchange;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

●	whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the equity warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

●	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the debt warrants;

●	whether the Company has applied to list the debt warrants or the underlying debt securities on an exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

●	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

DGX may issue units, which may consist of one or more of SV Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

●	the designation and aggregate number of units being offered;

●	the price at which the units will be offered;

●	the designation, number and terms of the securities comprising the units and any agreement governing the units;

●	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

●	whether the Company will apply to list the units or any of the individual securities comprising the units on any exchange;

●	material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

●	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the “Release Conditions”) and for no additional consideration, SV Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters, dealers or agents are used in the sale of any subscription receipts, one or more of such underwriters, dealers or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective purchasers should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that the Company may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

●	the designation and aggregate number of subscription receipts being offered;

●	the price at which the subscription receipts will be offered;

●	the designation, number and terms of the SV Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

●	the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the SV Shares, warrants and/or debt securities;

●	the procedures for the issuance and delivery of the SV Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of subscription receipts upon delivery of the SV Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

●	the identity of the Escrow Agent;

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold the SV Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the subscription receipts are sold to or through underwriters, dealers or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters, dealers or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

●	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of DGX to purchase the subscription receipts in the open market by private agreement or otherwise;

●	whether the Company will issue the subscription receipts as Global Securities and, if so, the identity of the Depositary for the Global Securities;

●	whether the Company will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the SV Shares, warrants or other DGX securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of SV Shares;

●	whether the Company will apply to list the subscription receipts on any exchange;

●	material Canadian federal income tax consequences of owning the subscription receipts; and

●	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipts upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, Shareholders. Holders of subscription receipts are entitled only to receive SV Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters, dealers or agents, a portion of the Escrowed Funds may be released to such underwriters, dealers or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. SV Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company a specified number of SV Shares, as applicable, at a future date or dates.

The price per SV Share and the number of SV Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as the Company may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of the subsidiaries, securing the holders’ obligations to purchase the SV Shares under the share purchase contracts, which the Company refers to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of DGX. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, SV Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iii) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of SV Shares; (iv) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (v) the date or dates on which the sale or purchase must be made, if any; (vi) whether the share purchase contracts will be issued in fully registered or global form; (vii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (vii) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute share purchase contracts that, according to their terms as described in the applicable prospectus supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the share purchase contracts to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the share purchase contracts will be distributed.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

PLAN OF DISTRIBUTION

General

The Company may sell the securities of the Company offered by this prospectus (collectively, the “Securities”), separately or together, to or through underwriters, dealers or agents purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102), and the proceeds to the Company from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution, in which case the compensation payable to an underwriter, dealer or agent in connection any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The sale of SV Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSXV, Nasdaq or other existing trading markets for the SV Shares. Sales of SV Shares under an “at-the-market distribution”, if any, will be made pursuant to an accompanying prospectus supplement. The volume and timing of any “at-the-market distributions” will be determined at the Company’s sole discretion. For greater certainty, no “at-the-market distribution” will include secondary sales by Selling Securityholders, and all such “at-the-market distributions” will be limited to distributions by the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter involved in an “at-the-market distribution”, no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot SV Shares in connection with the distribution or may effect any other transactions that are intended stabilize or maintain the market price of the SV Shares in connection with an “at-the-market distribution” including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Unless stated to the contrary in any prospectus supplement, the Securities have not been registered under the U.S. Securities Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the U.S. Securities Act, except in certain transactions that are exempt from the registration requirements of the U.S. Securities Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act. Each prospectus supplement with respect to the Company’s securities being offered will set forth the terms of the offering, including:

●	the person offering the securities;

●	the name or names of any underwriters, dealers or other placement agents;

●	the number and the purchase price of, and form of consideration for, our securities;

●	any proceeds to the Company from such sale; and

●	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Secondary Offering

This prospectus may also, from time to time, relate to the offering of SV Shares by certain Selling Securityholders.

SV Shares may be sold by the Selling Securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in any transaction permitted pursuant to applicable law. The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their SV Shares included for public offering in this prospectus on Nasdaq, the TSXV or any stock exchange, market or trading facility on which the SV Shares are listed or quoted or in private transactions. The Selling Securityholders may sell all or a portion of SV Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, dealers or agents.

If the Selling Securityholders effect such transactions by selling SV Shares to or through underwriters, dealers or agents, such underwriters, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of SV Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, dealers or agents may be in excess of those customary in the types of transactions involved). If SV Shares are sold through underwriters or dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The Selling Securityholders may pledge or grant a security interest in some or all of the SV Shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell SV Shares from time to time pursuant to this prospectus or any prospectus supplement filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate SV Shares in other circumstances in which case the transferees, donees, pledgees or other successor in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any underwriter, agent or dealer participating in the distribution of SV Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such underwriter, agent or dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of SV Shares is made, a prospectus supplement, if required, will be distributed which will identify the Selling Securityholders and provide the other information set forth under “Selling Securityholders”, set forth the aggregate amount of SV Shares being offered and the terms of the offering, including the name or names of any dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

There can be no assurance that any Selling Securityholder will sell any or all of their SV Shares registered pursuant to the Registration Statement, of which this prospectus forms a part. The Selling Securityholders may also sell any or all of their SV Shares under Rule 144 or Rule 904 under the U.S. Securities Act, in each case, if available, rather than under this prospectus.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any SV Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of SV Shares to engage in market-making activities with respect to SV Shares. All of the foregoing may affect the marketability of SV Shares and the ability of any person or entity to engage in market-making activities with respect to SV Shares.

Once sold under the Registration Statement, of which this prospectus forms a part, such SV Shares will be freely tradable in the hands of persons other than our affiliates.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Company’s securities offered thereunder. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PROMOTERS

Michel Amar is considered a promoter of the Company through his initiative in founding and organizing Digihost International, Inc., the subsidiary of the Company. Michel Amar holds in the aggregate 5,798,814 SV Shares and 3,333 PV Shares representing 15.97% of the issued and outstanding SV Shares on a non-diluted basis and 100% of the issued and outstanding PV Shares on a non-diluted basis. In addition, Michel Amar holds 808,333 RSUs.

LEGAL MATTERS

Certain legal matters related to the Company’s securities offered by this prospectus will be passed upon on the Company’s behalf by Peterson McVicar LLP, with respect to matters of Canadian law. Certain legal matters relating to United States law related to the Company’s securities offered by this prospectus will be passed upon on behalf of the Company by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Davidson & Company LLP, at its offices located at 1200 – 609 Granville Street, Pacific Centre Vancouver, BC V7Y 1G6.

The transfer agent and registrar of the Company is Marrelli Trust Company in Toronto, Ontario at 82 Richmond St. East, Toronto, ON M5C 1P1.

AGENT FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Certain directors and officers of the Company reside outside of Canada. Michel Amar, Alec Amar, Adam Rossman, Gerard Rotonda, Dennis Elsenbeck and Paul Ciullo have appointed the following agents for service of process:

Name of Persons	Name and Address of Agent
Michel Amar	Digi Power X Inc.
Alec Amar	595 Howe St., 10th Floor
Adam Rossman	Vancouver, BC V6C 2T5
Gerard Rotonda
Dennis Elsenbeck
Paul Ciullo

EXEMPTIONS UNDER SECURITIES LAWS

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated April 8, 2025, the Company was granted relief from the requirement that this prospectus and all documents incorporated by reference herein, as well as any prospectus supplement that relates to any future “at-the- market” distribution, must be in both the French and English languages. The Company is not required to file French versions of this prospectus, the documents incorporated by reference herein or any prospectus supplement relating to an “at-the-market” distribution. This exemption was granted on the condition that this prospectus, together with any prospectus supplement, and any documents incorporated by reference in the prospectus or any prospectus supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

The Company will file with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company will appoint Cogency Global Inc., with an address at 122 E. 42nd Street, 18th Floor, New York, NY 10168 USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Securities under this prospectus.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment thereto, irrespective of the determination at a later date of the purchase price of the securities distributed. However, purchasers of securities under an at-the-market distribution by the Company do not have the right to withdraw from an agreement to purchase the securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some provinces, revisions of the price or damages if the short form prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

Any remedies under securities legislation that a purchaser of securities distributed under an at-the-market distribution by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

In an offering of warrants, or other convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages under Canadian securities laws for a misrepresentation contained in the prospectus or a prospectus supplement (or any amendment thereto) is limited, in certain provincial securities legislation, to the price at which the warrants, or other convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

Original purchasers of convertible, exchangeable, or exercisable securities (including, as explained above, securities obtained upon an exchange of debt securities, securities obtained upon exercises of warrants, securities obtained from subscription receipts, and securities obtained from share purchase contracts), will have a contractual right of rescission against the Company in respect of the exercise of such convertible, exchangeable, or exercisable securities. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the convertible, exchangeable, or exercisable security, as applicable, the total of the amount paid on original purchase of the convertible, exchangeable, or exercisable security, as applicable and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable, or exercisable security under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable, or exercisable security under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR
PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant, a director or officer of another corporation that at the time the corporation is or was an affiliate of the Registrant or who, at the request of the Registrant, is or was a director or officer or holds a position equivalent to that of, a director or officer of a corporation, partnership, trust, joint venture or other unincorporated entity, against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual if the indemnity or payment is prohibited by the Registrant’s memorandum of articles and unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a proceeding other than a civil proceeding the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may advance moneys reasonably incurred to an individual described above for the costs, charges and expenses, including legal and other fees, of a proceeding described above; however, the individual shall provide the Registrant with a written undertaking that should the payment of costs, charges and expenses of a proceeding be determined to be prohibited under the BCBCA, the individual shall repay the moneys.

The articles of the Registrant provide that the Registrant shall indemnify a director or former director of the Registrant and their heirs and legal representatives against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action. The articles of the Registrant also provide that the Registrant may purchase and maintain such insurance for the benefit of a director, officer, employee or agent of the Registrant, a former director, officer, employee or agent of the Registrant, an individual who at the request of the Registrant is or was a director, officer, employee or agent of a corporation or of a partnership, joint venture or other unincorporated entity or an individual who at the request of the Registrant holds or held a position equivalent to that of a director or officer of a partnership, joint venture or other unincorporated entity, against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburse the Registrant for payments made pursuant to the indemnity provisions under the articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

II-1

Exhibits

The following exhibits have been filed as part of this Registration Statement:

Exhibit	Description
4.1	Annual Information Form for the year ended December 31, 2024, on Form 20-F filed with the SEC on March 31, 2025 (File No. 001-40527).

4.2	Audited Consolidated Financial Statements for the years ended December 31, 2024 and 2023, together with the auditors’ reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 31, 2025 (File No. 001-40527)).

4.3	Management’s Discussion and Analysis for the year ended December 31, 2024 (incorporated by reference to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 31, 2025 (File No. 001-40527)).

4.4	Management Information Circular (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 6, 2025 (File No. 001-40527)).

4.5	Material Change Report dated January 2, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on January 2, 2025 (File No. 001-40527)).

4.6	Material Change Report dated January 31, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on January 31, 2025 (File No. 001-40527)).

4.7	Material Change Report dated February 3, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on February 3, 2025 (File No. 001-40527)).

4.8	Material Change Report dated February 7, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on February 7, 2025 (File No. 001-40527)).

4.9	Material Change Report dated February 11, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on February 11, 2025 (File No. 001-40527)).

4.10	Material Change Report dated March 3, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 3, 2025 (File No. 001-40527)).

4.11	Material Change Report dated March 4, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 4, 205 (File No. 001-40527)).

4.12	Material Change Report dated March 5, 2025 (incorporated by reference to Exhibit 99.6 to the Registrant’s Form 6-K/A filed with the SEC on March 5, 205 (File No. 001-40527)).

4.13	Material Change Report dated March 31, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 31, 2025 (File No. 001-40527)).

4.14	Material Change Report dated April 1, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 1, 2025 (File No. 001-40527)).

5.1	Consent of Davidson & Company LLP.*

5.2	Consent of Raymond Chabot Grant Thornton.*

6.1	Power of Attorney (included on the signature page of this Registration Statement).

7.1	Form of Senior Indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Form F-10 filed with the SEC on March 3, 2022 (File No. 001-40527)).

7.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 7.2 to the Registrant’s Form F-10 filed with the SEC on March 3, 2022 (File No. 001-40527)).

107	Filing Fee Table.*

*	Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the initial filing of this Registration Statement, the Registrant filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, United States of America, on April 14, 2025.

DIGI POWER X, INC.

By:	/s/ Michel Amar
	Name:	Michel Amar
	Title:	CEO & Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Amar and Paul Ciullo, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Michel Amar	Chief Executive Officer and Chairman	April 14, 2025
Michel Amar	(Principal Executive Officer)

/s/ Paul Ciullo	Chief Financial Officer (Principal	April 14, 2025
Paul Ciullo	Financial Officer and Principal Accounting Officer)

/s/ Alec Amar	President and Director	April 14, 2025
Alec Amar

/s/ Gerard Rotonda	Director	April 14, 2025
Gerard Rotonda

/s/ Adam Rossman	Director	April 14, 2025
Adam Rossman

/s/ Dennis Elsenbeck	Director	April 14, 2025
Dennis Elsenbeck

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on April 14, 2025.

Cogency Global Inc.
as authorized representative for Digi Power X, Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

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